UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2006
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31993 (Commission File Number)	25-1655321 (IRS Employer Identification Number)
20810 Fernbush Lane
Houston, Texas 77073
(Address of principal
executive offices)
(281) 821-9091
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed to correct a typographical error in the Form 8-K filed by Sterling Construction Company, Inc. with the Securities and Exchange Commission on June 6, 2006. In the original filing, the disclosure was filed under Item 8.01 “Other Events,” but should have been filed under Item 7.01 “Regulation FD Disclosure.”
Item 7.01 Regulation FD Disclosure
     On June 6, 2006, Sterling Construction Company, Inc. (the “Company”) issued a press release announcing a secondary offering by certain stockholders of up to 600,000 shares of the Company’s common stock.
     This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
     The information furnished in this Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Exhibit no.	Description
99.1*	Press release dated June 6, 2006 announcing a secondary offering by certain stockholders.
*Previously filed
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.
By:	/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Dated: June 7, 2006